                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.2)

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                            WASTE CONNECTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                           NOTICE AND PROXY STATEMENT

                             WASTE CONNECTIONS, INC.
                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 16, 2002

Dear Stockholder of WASTE CONNECTIONS, INC.:

    You are invited to attend the annual meeting of stockholders of WASTE CONNECTIONS, INC. to be held on Thursday, May 16, 2002, at 10:00 A.M., Pacific Time. The meeting will be held at the Sheraton Grand Sacramento, 1230 J Street, Sacramento, CA 95814 for the following purposes:

    1.  To elect two Class I directors to serve for a term of three years;

    2. To approve the adoption of the 2002 Senior Management Equity Incentive Plan, which authorizes the issuance of up to 3,000,000 shares of common stock through the grant of incentive stock options and nonqualified stock options to selected officers and directors;

    3. To ratify the appointment of Ernst & Young LLP as our independent accountants for the year 2002; and

    4. To consider such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

    Only stockholders of record at the close of business on March 28, 2002, are entitled to receive notice of and to vote at the annual meeting or any adjournment of the annual meeting.

    Waste Connections' Annual Report for the year 2001 is enclosed for your convenience.

    Stockholders of record may vote their proxies by signing, dating and returning the enclosed proxy card. If your shares are held in the name of a bank or broker, you may be able to vote by telephone or on the Internet. Please follow the instructions on the form you receive from your bank or broker. The method by which you decide to vote will not limit your right to vote at the annual meeting. If you later decide to attend the annual meeting in person, you may vote your shares even if you have submitted a proxy in writing, by telephone or on the Internet.

                                         By Order of the Board of Directors,

                                         DARRELL W. CHAMBLISS
                                         SECRETARY
April 1, 2002

    Your vote is important. Whether or not you plan to attend the annual meeting, please sign and date the enclosed proxy or follow any telephone or Internet procedures established by your bank or broker.

                             WASTE CONNECTIONS, INC.
                          620 COOLIDGE DRIVE, SUITE 350
                            FOLSOM, CALIFORNIA 95630
                                ----------------

                                 PROXY STATEMENT
                                ----------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2002

    The Board of Directors of WASTE CONNECTIONS, INC., a Delaware corporation, is furnishing this proxy statement and the accompanying proxy card to solicit proxies from holders of our common stock for the annual meeting of stockholders to be held on Thursday, May 16, 2002, for the purposes described in the Notice of Annual Meeting. We will bear the costs of soliciting proxies from our stockholders. In addition to soliciting proxies by mail, our directors, officers and employees, without receiving additional compensation, may solicit proxies by telephone, by telegram or in person. We will arrange for brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock these brokerage firms, custodians, nominees and fiduciaries hold of record, and we will reimburse them for reasonable out-of-pocket expenses incurred in forwarding these materials. We are first mailing this proxy statement to our stockholders on or about April 8, 2002.

                              VOTING AT THE MEETING

    The record date for determining stockholders entitled to notice of and to vote at the annual meeting was the close of business on March 28, 2002. On that date 27,564,373 shares of common stock were outstanding, all of which are entitled to vote on all matters that properly come before the annual meeting. Each stockholder has one vote for each share of common stock held.

    Each proxy that we receive prior to the annual meeting will, unless revoked, be voted in accordance with the instructions we are given for that proxy. If no instruction is given, the shares will be voted FOR the election of our nominees for director listed in this proxy statement, FOR the adoption of the 2002 Senior Management Equity Incentive Plan and FOR ratification of the appointment of Ernst & Young LLP. A stockholder who has given a proxy in writing may revoke it at any time before it is voted at the annual meeting in any of three ways:

    o by delivering a written notice of revocation to the Secretary of Waste Connections;

    o by delivering a duly executed proxy bearing a later date to the Secretary of Waste Connections; or

    o   by attending the meeting and voting in person.

    A quorum of stockholders is necessary to take action at the annual meeting. A majority of the outstanding shares of common stock, represented in person or by proxy, will constitute a quorum. We will use an automated system administered by our transfer agent to tabulate the votes at the annual meeting. Under certain circumstances, a broker or other nominee may have discretionary authority to vote certain shares of common stock if the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote. We will treat directions to withhold authority, abstentions and broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power for that item and has not received instructions from the beneficial owner) as present and entitled to vote for purposes of determining whether a quorum is present at the annual meeting.

    Accordingly, directions to withhold authority, abstentions and broker non-votes will have no effect on the election of directors or on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, but will be the equivalent of a "no" vote on a matter that requires the affirmative vote of a certain percentage of the votes entitled to be cast on a matter.

    No minimum number of votes is required to elect our nominees as directors. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting is required to ratify the appointment of Ernst & Young LLP as independent accountants for the year 2002.

                             PRINCIPAL STOCKHOLDERS

    The following table shows the amount of Waste Connections' common stock beneficially owned, as of March 28, 2002, by: (i) each person or entity that we know owns more than 5% of our common stock; (ii) the "named executive officers" identified in "Executive Compensation" and each director of Waste Connections; and (iii) all current directors, nominees and executive officers of Waste Connections as a group.


NAME OF BENEFICIAL OWNER(1)                                                              NUMBER    PERCENTAGE
---------------------------                                                           -----------  ----------
Westfield Capital Management Co., LLC                                                 1,594,460        5.6%
Ronald J. Mittelstaedt (2)(3).....................................................    682,054          2.4
Eugene V. Dupreau (2)(4)..........................................................    188,147          0.7
Michael W. Harlan (2)(5)..........................................................    37,500           0.1
William Razzouk ( 2)(6)...........................................................    47,500           0.2
Robert H. Davis (2)(7) ...........................................................    20,000           0.1
Steven F. Bouck (2)(8)............................................................    242,089          0.8
Michael R. Foos (2)(9)............................................................    160,596          0.6
Darrell W. Chambliss (2)(10)......................................................    114,883          0.4
Eric J. Moser (2)(11).............................................................    103,619          0.4
All executive officers and directors as a group (14 persons)......................    1,661,289        5.8

----------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In general, a person who has voting power and/or investment power with respect to securities is treated as the beneficial owner of those securities. Shares of common stock subject to options and/or warrants currently exercisable or exercisable within 60 days count as outstanding for computing the percentage beneficially owned by the person holding such options. Except as otherwise indicated by footnote, we believe that the persons named in this table have sole voting and investment power with respect to the shares of common stock shown.

(2) The address of Messrs. Mittelstaedt, Bouck, Chambliss, Foos and Moser is 620 Coolidge Drive, Suite 350, Folsom, California 95630. The address of Eugene V. Dupreau is Madera Disposal Systems, Inc., 21739 Road 19, Chowchilla, California 93610. The address of Michael W. Harlan is 2925 Briarpark, Suite 500, Houston, Texas 77042. The address of William J. Razzouk is 5915 River Oaks Road, Memphis, Tennessee 38120. The address of Robert H. Davis is 7 Kimball Lane, Building A, Lynnfield, Massachusetts 01940.

(3) Includes 71,668 shares purchasable under currently exercisable options and 300,000 shares subject to a zero-cost collar. Also includes 120,000 shares held by the Mittelstaedt Family Trust dated 6/18/97, of which Mr. Mittelstaedt is the Trustee.

(4) Includes 66,666 shares purchasable under immediately exercisable warrants, 11,667 shares purchasable under immediately exercisable options, and 75,000 shares subject to a zero-cost collar.

(5)  Includes 37,500 shares purchasable under immediately exercisable options.

(6)  Includes 47,500 shares purchasable under immediately exercisable options.

(7)  Includes 20,000 shares purchasable under immediately exercisable options.

(8) Includes 10,000 shares owned by Mr. Bouck's two minor sons and 66,167 shares purchasable under currently exercisable options.

(9) Includes 121,667 shares purchasable under currently exercisable options, and 33,333 shares subject to a zero-cost collar.

(10) Includes 71,666 shares purchasable under currently exercisable options, and 33,333 shares subject to a zero-cost collar.

(11) Includes 103,333 shares purchasable under currently exercisable options.

                       PROPOSAL I -- ELECTION OF DIRECTORS

    Our Board of Directors is currently composed of five directors and is divided into three classes. One class is elected each year for a three-year term. At the annual meeting, Messrs. Dupreau and Davis will be nominated to serve in Class I until the annual meeting of stockholders to be held in 2005 and until a successor has been duly elected and qualified. Proxies will be voted, unless otherwise indicated, for the election of Messrs. Dupreau and Davis for director. Proxies will be voted in a discretionary manner if Messrs. Dupreau and Davis are unable to serve. Messrs. Dupreau and Davis currently serve as directors of the Company.

    Certain information about Messrs. Dupreau and Davis and the directors serving in Class II and Class III, whose terms expire in future years, is set forth below.

                                                                                                          DIRECTOR
NAME AND BACKGROUND                                                                                  AGE    SINCE
-------------------                                                                                  ---    -----
NOMINEES FOR CLASS I DIRECTOR FOR TERM EXPIRING IN 2005                                               54      1998
EUGENE V. DUPREAU has been Vice President-- Western division and a director of
     Waste Connections since February 23, 1998. Mr. Dupreau served as President and a director of Madera Disposal Systems, Inc. beginning in 1981 and 1985, respectively, and held both positions until Waste Connections acquired
     Madera in 1998. He serves as a director of several civic and charitable organizations in Madera County.

ROBERT H. DAVIS is Chief Executive Officer and a Director of GreenMan                                 59     2001
     Technologies, Inc., a tire shredding and recycling company. Prior to joining GreenMan, Mr. Davis served as Vice President of Recycling for
     Browning-Ferris Industries, Inc. from 1990 to 1997. A 25-year veteran of the solid waste and recycling industry, Mr. Davis has also held executive positions with Fibres International, Garden State Paper Company and SCS
     Engineers, Inc.

CLASS II DIRECTORS CONTINUING IN OFFICE -- TERM EXPIRING IN 2003
MICHAEL W. HARLAN is Senior Vice President, Chief Financial Officer and a                             41     1998
     director of U.S. Concrete, Inc., a company focused on acquiring businesses in the ready-mix concrete industry. From November 1997 to January 30, 1998,
     Mr. Harlan served as a consultant to Waste Connections on various financial matters. From March 1997 to August 1998, Mr. Harlan was Vice President and
     Chief Financial Officer of Apple Orthodontix, Inc., a publicly traded
     Company that provides practice management services to orthodontic practices in the U.S. and Canada. From April 1991 to December 1996, Mr. Harlan held various positions in the finance and acquisition departments of USA Waste
     Services, Inc. (including Sanifill, Inc., which was acquired by USA Waste
     Services, Inc.), including serving as Treasurer and Assistant Secretary beginning in September 1993. From May 1982 to April 1991, Mr. Harlan held various positions in the tax and corporate financial consulting services division of Arthur Andersen LLP, where he was a Manager since July 1986.

WILLIAM J. RAZZOUK is a Managing Director of Paradigm Capital Partners, LLC, a                        54     1998
     venture capital firm in Memphis, Tennessee that focuses on meeting the capital and advisory needs of emerging growth companies. From September
     1998 to August 2000, he was Chairman of PlanetRx, an e-commerce company focused on healthcare and sales of prescription and over-the-counter medicines, health and beauty products and medical supplies. He was also
     Chief Executive Officer of that company from September 1998 until April
     2000. From April 1998 until September 1998, Mr. Razzouk owned a management consulting business and an investment company that focused on identifying strategic acquisitions. From September 1997 until April 1998, he was also the President, Chief Operating Officer and a director of Storage USA, Inc., a publicly traded real estate investment trust that owns and operates more than 350 mini storage warehouses. He served as the President and Chief
     Operating Officer of America Online from February 1996 to June 1996. From
     1983 to 1996, Mr. Razzouk held various management positions at Federal
     Express Corporation, most recently as Executive Vice President, World Wide
     Customer Operations, with full worldwide profit and loss responsibility.
     Mr. Razzouk previously held management positions at ROLM Corporation,
     Philips Electronics and Xerox Corporation. He is a member of the Board of
     Directors of Fritz Companies, Inc. and previously was a director of
     Sanifill, Inc., Cordis Corp. and La Quinta Motor Inns.


                                                                                                          DIRECTOR
NAME AND BACKGROUND                                                                                  AGE    SINCE
-------------------                                                                                  ---    -----

CLASS III DIRECTORS CONTINUING IN OFFICE - TERM EXPIRING IN 2004
RONALD J. MITTELSTAEDT has been President, Chief Executive Officer and a                              38     1997
     director of Waste Connections since the company was formed, and was elected
     Chairman in January 1998. He also served as a consultant to Waste
     Connections in August and September 1997. Mr. Mittelstaedt has more than 12 years of experience in the solid waste industry. He served as a consultant to United Waste Systems, Inc., with the title of Executive Vice President, from January 1997 to August 1997, where he was responsible for corporate development for all states west of Colorado. As Regional Vice President of
     USA Waste Services, Inc. (including Sanifill, Inc., which was acquired by
     USA Waste Services, Inc.) from November 1993 to January 1997, he was responsible for all operations in 16 states and Canada. Mr. Mittelstaedt held various positions at Browning- Ferris Industries, Inc. from August
     1987 to November 1993, most recently as Division Vice President in northern
     California, overseeing the San Jose market. Previously he was the District
     Manager responsible for BFI's operations in Sacramento and the surrounding areas.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

     Our Board of Directors held six meetings during 2001. The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Board as a whole operates as a committee to nominate directors, although under his Employment Agreement Mr. Mittelstaedt may currently recommend two nominees to the Board. Each director attended at least 80% of the meetings of the Board of Directors and the committees on which he served in 2001.

     The Executive Committee, whose Chairman is Mr. Mittelstaedt and whose other current members are Mr. Harlan and Mr. Razzouk, met seven times in 2001. The Executive Committee is authorized to exercise all of the powers and authority of the Board of Directors in managing Waste Connections' business and affairs, other than to authorize matters required by Delaware law to be approved by the stockholders and other than adopting, amending or repealing any By-Law. Between meetings of the board, the Executive Committee approves all acquisitions by Waste Connections for stock and for cash or other consideration of $2.5 million or more.

     The Audit Committee, whose chairman is Mr. Harlan and whose other current members are Mr. Razzouk and Mr. Davis, met six times in 2001. The committee's duties are discussed below under "Audit Committee Report." The Board of Directors has adopted a written charter for the Audit Committee, which was attached to our proxy statement dated April 10, 2001. See "Audit Committee Report."

     The Compensation Committee, whose chairman is Mr. Razzouk and whose other current member is Mr. Harlan, met one time in 2001. This committee is responsible for establishing Waste Connections' executive officer compensation policies and for administration of such policies. The Compensation Committee studies, recommends and implements the amount, terms and conditions of payment of any and all forms of compensation for our directors, executive officers, employees, consultants and agents; approves and administers any loan to, guarantee of any obligation of, or other financial assistance to any officer or other employee; and approves the grant of options, warrants and other forms of equity incentives to officers, directors, employees, agents and consultants. See "Executive Compensation -- Compensation Committee Report on Executive Compensation."

     The Board of Directors, acting as a nominating committee, will consider candidates for director recommended by stockholders. A stockholder who wishes to submit a candidate for consideration at the annual meeting of stockholders scheduled to be held on May 16, 2003, must notify the Secretary of Waste Connections in writing no earlier than November 16, 2002, nor later than December 16, 2002. The stockholder's written notice must include information about each proposed nominee, including name, age, business address, residence address, principal occupation, shares beneficially owned and any other information required in proxy solicitations. The notice must also include the nominating stockholder's name and address and the number of shares of our common stock beneficially owned by the stockholder. The written notice must be accompanied by the executed consent of each nominee to serve as a director if elected. These procedures are prerequisites under Waste Connections' Amended and Restated By-laws to a stockholder nominating a candidate at the meeting.

COMPENSATION OF DIRECTORS

    Directors who are officers or employees of Waste Connections do not currently receive any compensation for attending meetings of the Board of Directors. Each independent director receives a fee of $4,500 for attending each Board meeting and each committee meeting (unless held on the same day as the full Board meeting), in addition to reimbursement of reasonable expenses.

    Each independent director who has not been an employee of Waste Connections at any time during the 12 months preceding his initial election and appointment to the Board is granted an option to purchase shares of our common stock at the time of his or her initial election or appointment. Waste Connections granted to each of Messrs. Harlan and Razzouk options to purchase 15,000 shares of common stock at $3.00 per share, which became exercisable on October 1, 1998. Waste Connections granted to Mr. Davis an option to purchase 20,000 shares of common stock at $29.86 per share, which become exercisable on June 8, 2002.

    Waste Connections grants each independent director, on February 1 of each year during which such person serves on the Board, an option to purchase 20,000 shares of our common stock. All such options have an exercise price equal to the fair market value of the common stock on the grant date, vest in full on the grant date, and expire upon the earlier to occur of ten years after the grant date or one year after the director ceases to be a member of the Board.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION INFORMATION

    The following table contains information about the annual and long-term compensation earned in 1999, 2000 and 2001 by the Chief Executive Officer, Ronald J. Mittelstaedt, and the four most highly compensated executive officers other than Mr. Mittelstaedt. The persons named in the table are sometimes referred to in this proxy statement as the "named executive officers." The Chief Executive Officer has been compensated in accordance with the terms of his Employment Agreement described below.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                                                       ------------------------
                                                                                                      SHARES
                                                                                                    UNDERLYING
                                                          ANNUAL COMPENSATION                        OPTIONS/
                                                -------------------------------------   RESTRICTED   WARRANTS      ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR    SALARY        BONUS        OTHER       STOCK      GRANTED(1)   COMPENSATION
---------------------------               ----  ----------   -----------   ---------- -----------  ------------  ------------
Ronald J. Mittelstaedt...............     1999   $209,692     $125,000       $5,170         --        100,000             --
  President, Chief Executive              2000    257,250      120,000        6,540         --         70,000             --
  Officer and Chairman                    2001    295,000         --          4,297         --        115,000             --
Steven F. Bouck......................     1999    132,693       46,000           --         --         90,000             --
  Executive Vice President                2000    156,154       47,000           --         --             --             --
  and Chief Financial Officer             2001    192,913         --             --         --         70,000             --
Darrell W. Chambliss ................     1999    109,846       55,300           --         --         65,000             --
  Executive Vice President--              2000    132,260       37,000           --         --             --             --
  Operations and Secretary                2001    149,112         --             --         --         50,000             --
Michael R. Foos......................     1999    109,846       40,000           --         --         65,000             --
  Chief Accounting Officer                2000    131,202       25,000           --         --             --             --
  and Vice President-- Finance            2001    143,836         --             --         --         45,000             --
Eric J. Moser........................     1999     95,385       35,000           --         --         65,000             --
  Vice President, Treasurer               2000    119,231       25,000           --         --             --             --
  and Corporate Controller                2001    133,951         --             --         --         45,000             --
        ----------

        (1)  See "Option and Warrant Grants" below.


STOCK OPTIONS AND WARRANTS

     OPTION AND WARRANT GRANTS. The following table contains information concerning the grant of options and warrants to purchase shares of our common stock during 2001 to the named executive officers.


                                          2001 OPTION AND WARRANT GRANTS

                                                                                            POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                               NUMBER OF     % OF TOTAL                                        ANNUAL RATES OF
                                SHARES       OPTIONS AND                                         STOCK PRICE
                              UNDERLYING      WARRANTS                                        APPRECIATION FOR
                              OPTIONS AND    GRANTED TO       EXERCISE                      OPTION/WARRANT TERM(3)
NAME OF                        WARRANTS       EMPLOYEES         PRICE                      ------------------------
BENEFICIAL OWNER              GRANTED(1)       IN 2001      PER SHARE(2)   EXPIRATION DATE      5%          10%
----------------              ----------      ---------     ------------   --------------- -----------  -----------
Ronald J. Mittelstaedt......   115,000          11.0%          $25.06        1/29/2011     $1,812,592    $4,593,465
Steven F. Bouck.............    70,000           6.7%           25.06        1/29/2011      1,103,317     2,796,022
Darrell W. Chambliss........    50,000           4.8%           25.06        1/29/2011        788,084     1,997,159
Michael R. Foos.............    45,000           4.3%           25.06        1/29/2011        709,275     1,797,443
Eric J. Moser...............    45,000           4.3%           25.06        1/29/2011        709,275     1,797,443

----------

(1) All options vest over a three year period commencing on the date of grant.

(2) The options were granted at fair market value as determined by the Board of Directors on the date of grant.

(3) Amounts reported in these columns represent amounts that the named executive officer could realize on exercise of options and the warrant immediately before they expire, assuming that our common stock appreciates at 5% or 10% annually. These amounts do not take into account taxes and expenses that may be payable on such exercise. The amount actually realized will depend on the price of our common stock when the options are exercised, which may be before the term expires. The Securities and Exchange Commission requires the table to reflect 5% and 10% annualized rates of stock price appreciation. We do not project those rates and our common stock may not appreciate at those rates.

     OPTION AND WARRANT VALUES. The following table shows information about the named executive officers' exercises of options and warrants during 2001 and the value of their unexercised options and warrants outstanding as of December 31, 2001.

                    AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END OPTION AND WARRANT VALUES

                                                                         NUMBER OF SHARES
                                                                            UNDERLYING             VALUE OF UNEXERCISED
                                                                     UNEXERCISED OPTIONS AND     IN-THE-MONEY OPTIONS AND
                                                                          WARRANTS AT                  WARRANTS AT
                                            SHARES                     DECEMBER 31, 2001           DECEMBER 31, 2001(1)
NAME OF                                    ACQUIRED      VALUE     --------------------------   --------------------------
BENEFICIAL OWNER                          ON EXERCISE   REALIZED   EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----------------                          -----------  ----------  -----------  -------------   -----------  -------------
Ronald J. Mittelstaedt...............      123,333    $2,163,291        --          195,000     $        --     $2,084,607
Steven F. Bouck......................      130,203     2,473,562      26,166        100,000         424,030        888,998
Darrell W. Chambliss.................       35,001       474,414      74,999         71,666       1,782,977        630,731
Michael R. Foos......................        --            --         93,334         66,666       1,693,244        601,093
Eric J. Moser........................        8,334       178,266      75,000         66,666       1,366,498        601,093

----------

(1) Based on the closing price of our common stock of $30.99 on The Nasdaq Stock Market(R) -- National Market on December 31, 2001, less the per share exercise price.

EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with each of the named executive officers. The employment agreements with Messrs. Mittelstaedt, Chambliss, Foos and Moser were entered into on October 1, 1997. The employment agreements with Mr. Bouck was entered into on February 1, 1998, and was amended effective June 1, 2000. Messrs. Mittelstaedt's, Chambliss's, Foos's and Moser's Employment Agreements terminate on May 31, 2004. Mr. Bouck's Employment Agreement terminates on March 31, 2003. On each June 1 thereafter, Messrs. Mittelstaedt's, Chambliss's, Foos's and Moser's Employment Agreements are automatically renewed for successive terms of one year, unless either party has given the other notice of termination. Mr. Bouck's Employment Agreement is automatically renewed for successive terms of one year at the end of its initial term, unless either party gives the other notice of termination.

     Waste Connections or the named executive officer may terminate the agreement with or without cause at any time. If we terminate the agreement without cause (as defined in the agreement) or if the named executive officer terminates the agreement for good reason (as defined in the agreement), we are required to make certain severance payments, and all of the named executive officer's unvested options, warrants and rights relating to our common stock will immediately vest. A change of control of Waste Connections (as defined in the agreement) is generally treated as a termination of the named executive officer without cause.

     Mr. Mittelstaedt's severance payment would be a lump sum payment in an amount equal to his base salary and prorated portion of the maximum bonus payable to him for the year in which the termination occurs, an amount equal to three times his total compensation (including bonuses and other payments) for the twelve months preceding the date of termination, plus three payments of $1,333,333.33 each payable on the date of termination and each of the first and second anniversaries of the date of termination, subject to compliance with certain provisions of his Employment Agreement. On a change in control (as defined in the Mr. Mittelstatedt's Employment Agreement), Mr. Mittlestatedt would be entitled to receive the same payment up to a maximum of $5,500,000, payable in a lump sum and not in installments. Severance payments to Messrs. Chambliss, Foos and Moser would be a sum equal to base salary and prorated portion of the maximum bonus payable to them for the year in which the termination occurs plus an amount equal to three times their respective then current base salary and maximum bonus for the year in which termination occurs. One-third of such amount is payable on termination of employment, and one-third is payable on each of the first and second anniversaries of termination of employment, subject to compliance with certain provisions of their respective Employment Agreements. In the event of a change in control, Messrs. Chambliss, Foos and Moser would be entitled to a payment in the same amount in a lump sum and not in installments.

     Severance payments to Mr. Bouck would be a lump sum equal to his base salary and prorated portion of the maximum bonus payable to him for the year in which termination occurs, plus an amount equal to the greater of the aggregate total compensation paid to him for the twelve months preceding termination or the amount remaining payable under his agreement. Mr. Bouck would be entitled to the same payments on a change in control.

     In addition to their severance payments, in the event of a change in control, the named executive officers would be entitled to receive either (i) options to purchase stock of the acquiring company for the same number of shares as they would have received had they exercised their Waste Connections options immediately prior to the acquisition resulting in a change in control and received for the shares acquired on exercise of such options shares of the acquiring company in the change in control transaction; the aggregate exercise price for the shares covered by such options would be the aggregate exercise price for the Waste Connections options; or (ii) a lump sum after tax payment equal to the gain they would have realized on exercise of such options of the acquiring company and sale of the underlying shares.


     The base salaries and maximum performance bonuses in the percentage of annual base salary for the named executive officers for the year 2002 is set forth below:

                                             ANNUAL BASE SALARY    MAXIMUM BONUS
           Ronald J. Mittelstaedt...........     $ 295,000              100%
           Steven F. Bouck..................       200,000               50%
           Darrell W. Chambliss.............       150,000               50%
           Michael R. Foos..................       145,000               35%
           Eric J. Moser....................       135,000               35%

     Under Mr. Mittelstaedt's employment agreement, Waste Connections sold Mr. Mittelstaedt 617,500 shares of our common stock for $0.01 per share and 357,143 shares of our Series A Preferred Stock for $1,000,000. Mr. Mittelstaedt may recommend nominees for election to the Board of Directors. If the Board has five or fewer members, Mr. Mittelstaedt may recommend two nominees, and if it consists of more than five members, he may recommend three nominees.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee in 2001 was Messrs. Harlan and Razzouk. No executive officer of Waste Connections served as a director or member of the Compensation Committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Waste Connections.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report on executive compensation to our stockholders.

     COMPENSATION PROCEDURES AND POLICIES. The Compensation Committee determines the compensation of all of the executive officers, including the named executive officers. All decisions by the Compensation Committee relating to the compensation of executive officers including decisions relating to stock options, are reviewed and approved by the full Board of Directors.

     Our executive compensation philosophy and specific compensation plans tie a significant portion of executive compensation to our success in meeting specified targets of growth in revenues and earnings before interest, taxes, depreciation and amortization ("EBITDA") as well as budgeted earnings per share annually. Our compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve our performance objectives, rewarding individual performance and contributions, and linking executive and stockholder interests through equity based plans.

     Our executive compensation consists of three key components: base salary, performance bonuses and stock options, each of which is intended to complement the others and, taken together, satisfy our compensation objectives. The Compensation Committee's policies with respect to each of the three components, including the bases for the compensation awarded to Ronald J. Mittelstaedt, as the Company's Chief Executive Officer, are discussed below.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held corporations for compensation in excess of $1,000,000 paid for any fiscal year to the Company's Chief Executive Officer and the four
(4) other most highly compensated officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The policy of the Compensation Committee is to structure the compensation of the Company's executive officers to avoid the loss of the deductibility of any compensation, even though Section 162(m) does not preclude the payment of compensation in excess of $1,000,000. Notwithstanding, the Compensation Committee reserves the authority to award non-deductible compensation in circumstances as it deems appropriate. The Company believes that
Section 162(m) will not have any effect on the deductibility of the compensation of any executive officer for 2001.

     BASE SALARY. In the early part of each fiscal year, the Compensation Committee reviews the base salary of the Company's Chief Executive Officer, the recommendation of the Chief Executive Officer with regard to the base salary of the other executive officers of the Company and approves, with any modifications it deems appropriate, annual base salaries for each of the executive officers.

     Recommended base salaries of the executive officers are based upon the base salary ranges recommended annually by the Chief Executive Officer of the Company. National survey data available regarding salaries of those persons holding comparable positions at comparably sized solid waste service companies is reviewed by the Compensation Committee to establish base salary ranges. The base salary range is based upon a fair market base salary that is at the low end of the range for comparable companies. The base salaries paid in 2001 to each of the executive officers, including the Chief Executive Officer, were within the recommended ranges.

     ANNUAL PERFORMANCE BONUS. The Compensation Committee also considers the payment of cash performance bonuses as part of its compensation program. Annual cash bonuses reflect a policy of requiring a certain level of financial and operational performance, generally measured in growth in revenues through acquisitions and on achieving target levels of EBITDA and earnings per share, for the prior fiscal year before any cash bonuses are earned by executive officers. In general, the Compensation Committee has tied maximum potential bonus compensation to base salary at levels that make us competitive in the comparably sized solid waste services companies.

     STOCK OPTIONS. The Company's executive officers are also entitled to participate in the 1997 Stock Option Plan. The Compensation Committee believes that it is to Waste Connections' advantage to increase the interest of the executives in our welfare, as such employees share the primary responsibility for our management and growth. In addition, the Compensation Committee believes that, because new option grants are set at fair market value, such grants have the effect of increasing the executive's price targets for our common stock. Moreover, our stock option plan provides a significant non-cash form of compensation, which is intended to benefit Waste Connections and its stockholders by enabling us to continue to attract and to retain qualified personnel without having a negative impact on our cash flow. The Compensation Committee generally sets option grant levels at ranges that exceed those of comparably sized solid waste companies.

     CHIEF EXECUTIVE'S COMPENSATION FOR 2001. Mr. Mittelstaedt's original Employment Agreement called for an increase in his base salary from $170,000 per year to $250,000 per year effective October 1, 1998. Consistent with the philosophy expressed above, Mr. Mittelstaedt recommended, and the Compensation Committee agreed, that his salary be increased only to $200,000 per year effective October 1, 1998, and his Employment Agreement was amended accordingly. This base salary level remained in effect until September 30, 1999 and was increased on October 1, 1999 to $245,000 per year and on June 1, 2000 to $250,000 per year. On October 1, 2000, Mr. Mittelstaedt's base salary was increased to $295,000 year and remained in effect through December 31, 2001. Mr. Mittelstaedt's performance bonus for 2001 was based on Waste Connections achieving specified levels of growth in revenues and in achieving a specified level of EBITDA. These levels were not achieved in 2001 and, therefore, Mr. Mittelstaedt did not receive a bonus for 2001. On January 29, 2001, Waste Connections granted Mr. Mittelstaedt non-qualified options to purchase 115,000 shares of Waste Connections common stock at a price of $25.06 per share. These options vest ratably on an annual basis over three years from the date of grant and expire on January 29, 2011.


         This report is submitted on behalf of the Compensation Committee.

                                                William J. Razzouk, Chairman
                                                Michael W. Harlan


AUDIT COMMITTEE REPORT

     The Audit Committee has furnished the following report to our stockholders.

     The Audit Committee, whose chairman is Mr. Harlan and whose other current members are Mr. Razzouk and Mr. Davis, met six times in 2001. All three members are independent directors. The Audit Committee operates under a written charter adopted by the Board of Directors.

     Management is responsible for Waste Connections' internal controls and the financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted accounting standards and issuing a report thereon. The Audit Committee's responsibilities are to review our internal controls and the objectivity of our financial reporting, and to meet with appropriate financial personnel and our independent accountants in connection with these reviews. The Audit Committee also reviews the professional services provided by our independent accountants and reviews such other matters concerning our accounting principles and financial and operating policies, controls and practices, our public financial reporting policies and practices, and the results of our annual audit as it may find appropriate or as may be brought to its attention.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Waste Connnections' consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committee).

     The independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent accountants that firm's independence and considered the compatibility of non-audit services with the auditors' independence.

     Based on the Audit Committee's discussions with management and the independent accountants and its review of the representations of management and the report of the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Waste Connections' Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

     This report is submitted on behalf of the Audit Committee.

                                                Michael W. Harlan, Chairman
                                                William J. Razzouk
                                                Robert H. Davis

                      COMMON STOCK PRICE PERFORMANCE GRAPH

     The following common stock price performance graph compares the change in cumulative total stockholder returns on our common stock for 2001, with the cumulative total return of the NASDAQ Composite Index and an index of peer group issues ("Peer Group Index") over the same period, assuming the investment of $100 on May 22, 1998, and the reinvestment of dividends. The Peer Group Index includes Allied Waste Industries, Inc., Casella Waste Systems, Inc., Republic Services, Inc., Waste Industries, Inc. and Waste Management, Inc.



                               [PERFORMANCE GRAPH]







   ------------------ ----------------- ----------------- ------------------ -------------------- -----------------
                          5/22/1998         12/31/1998        12/31/1999         12/31/2000          12/31/2001
   ------------------ ----------------- ----------------- ------------------ -------------------- -----------------
   Peer Group                  $100              $91.7           $45.1              $47.5                $55.8
   ------------------ ----------------- ----------------- ------------------ -------------------- -----------------
   WCNX                         100              128.7           101.1              231.5                217.0
   ------------------ ----------------- ----------------- ------------------ -------------------- -----------------
   NASDAQ                       100              121.5           225.4              136.8                108.0
   ------------------ ----------------- ----------------- ------------------ -------------------- -----------------

    PROPOSAL 2 - ADOPTION OF THE 2002 SENIOR MANAGEMENT EQUITY INCENTIVE PLAN

GENERAL

     We are asking our stockholders to approve the 2002 Senior Management Equity Incentive Plan that authorizes up to 3,000,000 shares of common stock for issuance pursuant to that plan. A copy of the 2002 Senior Management Equity Incentive Plan is attached to this Proxy Statement as Exhibit A.

     Our Board believes that our continued success depends upon our ability to attract and retain highly competent persons as officers, directors and employees. We believe that one of the best ways to attain this objective is to give such persons the opportunity to acquire an ownership interest by purchasing shares of our common stock through the exercise of options. As of March 28, 2002, we had 9,343 options available to be granted under the 1997 Stock Option Plan and thus the number of options remaining available for grant under our 1997 Stock Option Plan is insufficient for these purposes. Accordingly, on February 1, 2002, the Executive Committee of the Board of Directors decided to create two new option plans, the 2002 Stock Option Plan and the 2002 Senior Management Equity Incentive Plan in order to attract and retain highly competent directors, officers and employees. This action was later ratified by the entire Board. The 2002 Stock Option Plan provides for the issuance of up to 2,500,000 nonqualified stock options to employees and consultants (other than officers and directors). No stockholder approval of this plan is required. As of March 28, 2002, we had 1,845,250 options available to be granted to consultants and employees (other than officers and directors) under the 2002 Stock Option Plan. The 2002 Senior Management Equity Incentive Plan provides for the issuance of up to 3,000,000 incentive and nonqualified stock options only to directors and officers. No options can be granted under this plan until it is approved by the stockholders, except in the case of grants to prospective officers as a inducement to enter into employment with Waste Connections. As of March 28, 2002, the Closing Price as reported by NASDAQ for the Company's Common Stock was $33.51. Approval of the 2002 Senior Management Equity Incentive Plan, requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting.

SUMMARY OF 2002 SENIOR MANAGEMENT EQUITY INCENTIVE PLAN

     The 2002 Senior Management Equity Incentive Plan ("the Plan") is intended to give officers and directors additional incentives by increasing their proprietary interests. Only officers and directors are eligible to participate in the Plan. As of March 15, 2002, nine officers and five directors were eligible to participate in the Plan. The Plan is administered by the Compensation Committee of the Board of Directors. That committee determines the officers and directors to whom options are granted, the type, size, and term of the options, the grant date, the exercise price, the expiration date, the vesting schedule and other terms and conditions of the options.

     The Plan permits the grant of incentive stock options (sometimes called "ISOs") as defined in Section 422 of the Code, and nonqualified stock options. No officer or director who is not an employee of the Company or a subsidiary shall be entitled to receive ISOs under the Plan. The aggregate fair market value, as of the grant date, of the common stock subject to ISOs that become exercisable by any employee in any calendar year may not exceed $100,000. Options generally become exercisable in installments according to a vesting schedule in the option agreement. No option may be granted after January 31, 2012. No option will be exercisable more than 10 years after the grant date (or five years in the case of ISOs granted to an optionee who owns more than 10% of the combined voting power of all classes of our outstanding capital stock). The exercise price of ISOs granted under the Plan must at least equal the fair market value of a share of common stock on the grant date (or 110% of such fair market value, in the case of an ISO granted to an optionee who owns more than 10% of the combined voting power of all classes of our outstanding capital stock).

     The purchase price of the shares as to which an option may be exercised shall be paid to the Company at the time of exercise either (i) in cash, or (ii) in the absolute discretion of the Board, at the time of the grant or thereafter,
(A) by the withholding of shares of stock issuable on exercise of the option or the delivery to the Company of other stock owned by the optionee, provided in either case that optionee has owned shares of stock equal in number to the shares so withheld for a period sufficient to avoid a charge to the Company's reported earnings, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of stock) with the person to whom the Option is granted or to whom the Option is transferred, (C) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the stock being acquired upon the exercise of the option, including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System (a "cashless exercise"), or (D) in any other form or combination of forms of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate necessary to avoid the treatment as interest, under any applicable provisions of the Code, or any amounts other than amounts stated to be interest under the deferred payment arrangement, or if less, the maximum rate permitted by law.

     Each optionee's option agreement shall provide that in the event that the Company is subject to a change in control: (i) all outstanding Options shall be automatically accelerated and become immediately exercisable; and (ii) the Board of Directors may, in its discretion, or by the terms of any agreement of sale, merger or consolidation giving rise to the change in control, provide that the shares subject to an option may (a) continue as an immediately exercisable option of the Company (if the Company is the surviving corporation), (b) be assumed as immediately exercisable options by the surviving corporation or its parent, (c) be substituted by immediately exercisable options granted by the surviving corporation or its parent with substantially the same terms for the original option, or (d) be cancelled after payment to optionee of an amount in cash or other consideration equal to the total number of shares subject to the option multiplied by the remainder of (1) the amount per share to be received by holders of the Company's stock in the sale, merger or consolidation, minus (2) the exercise price per share of the shares subject to the option.

     If an optionee with outstanding options retires or becomes disabled and does not die within the three months after retirement or disability, he or she may exercise his or her options, but only during the period ending (subject to the discretion of the Compensation Committee) on the earlier of (i) three months after retirement, in the case of ISOs, (ii) six months after disability, in the case of ISOs, (iii) six months after disability or retirement, in the cash of nonqualified stock options (or such longer period specified in the option agreement), or (iv) the expiration of the term set in the option agreement. Options not exercised within the periods specified above will terminate, and the shares of common stock subject to the options will become available for issuance under the Plan. If an optionee dies (a) while an officer or director, or (b) within three months after termination of the optionee's continuous status as an officer or director because of his or her disability or retirement, his or her options may be exercised (to the extent that the optionee was entitled to do so on the date of death or termination) by the optionee's estate or by a person who shall have acquired the right to exercise the options by bequest or inheritance, but only within the period ending on the earlier of (A) one year after the optionee's death (or such shorter or longer period specified in the option agreement, which period shall not be less than six months), or (B) the expiration date specified in the option agreement. If, after the optionee's death, the optionee's estate or the person who acquired the right to exercise the optionee's options does not exercise the options within the time specified herein, the options shall terminate and the shares covered by such options shall revert to and again become available for issuance under the Plan. If an optionee's engagement as an officer or director ends because of a reason other than the optionee's death, retirement or disability, his or her options terminate on the date such engagement terminates, subject to the discretion of the Compensation Committee, and the shares of common stock subject to the options become available for issuance under the Plan. Each option agreement may include our right to repurchase, when the optionee's engagement terminates, any shares of our common stock the optionee acquired on exercise of options.

     The Board of Directors may amend the Plan at any time, but no amendment may alter or impair rights and obligations under any option granted before such amendment unless the optionee consents in writing, and the Board will seek the consent of our stockholders to any amendment to the extent required by law.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

   INCENTIVE STOCK OPTIONS

     The following federal income tax rules generally apply to holders of ISOs and to Waste Connections under current law:

              (a) The optionee does not realize any taxable income when granted or exercising an ISO, and we do not receive a tax deduction.

              (b) If the optionee holds the shares acquired on exercise of an ISO for at least two years after the date the ISO is granted and one year after the optionee exercises the ISO, the difference between the amount the optionee realizes when he or she later sells the shares and the price the optionee paid to exercise the ISO is generally treated as capital gain or loss to the optionee.

              (c) If the optionee sells the shares before both of those periods have elapsed (a "disqualifying disposition"), the optionee in most cases recognizes as ordinary income in the year of the sale the lesser of his or her actual gain on the sale, or the excess of the fair market value of the shares on the exercise date over the exercise price. We generally may deduct the same amount.

              (d) If the optionee makes a disqualifying disposition, he or she recognizes as capital gain the excess of the amount received on such sale over the sum of the exercise price plus the amount of ordinary income the optionee recognized on the sale.

              (e) The amount by which the fair market value of the common stock the optionee acquires on exercise of the ISO exceeds the exercise price may be taxable to the optionee under the "alternative minimum tax" provisions of the Code.

  NONQUALIFIED STOCK OPTIONS

     The following federal income tax rules generally apply to holders of nonqualified stock options and to Waste Connections under current law:

              (a) The optionee does not realize any taxable income when granted a nonqualified option, and we do not receive a tax deduction.

              (b) When the optionee exercises a nonqualified option, he or she recognizes ordinary income equal to the excess of the fair market value on the exercise date of the shares of common stock purchased on exercise of the option over the exercise price. We may deduct the same amount.

BOARD RECOMMENDATION

The Board of Directors recommends a vote FOR approval of the adoption of the 2002 Senior Management Equity Incentive Plan.

              PROPOSAL 3 -- APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent accountants to audit the consolidated financial statements of Waste Connections for the year 2002. A summary of fees paid in 2001 to Ernst & Young LLP is as follows:

AUDIT FEES

      Ernst & Young LLP billed the Company $480,316 for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and for reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the first three quarters of fiscal 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Ernst & Young LLP did not render any services relating to systems implementation projects in fiscal 2001 and did not bill the Company for any such services in fiscal 2001.

ALL OTHER FEES

      Ernst & Young LLP billed the Company $640,332 for all other fees, including fees of $613,700 for audit-related services and $26,632 for non-audit services.


     It is expected that representatives of Ernst & Young LLP will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.

     The Board of Directors recommends a vote in favor of ratification of the appointment. If the stockholders should fail to ratify the appointment of the independent accountants, the Board of Directors would reconsider the appointment.

             SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

     Based solely upon a review of reports on Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and written representations from the executive officers and directors that no other reports were required, we believe that no executive officers or directors were late in filing such reports during 2001.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     To be considered for inclusion in next year's proxy materials, stockholder proposals to be presented at the Company's 2003 Annual Meeting must be in writing and be received by Waste Connections no later than December 16, 2002.

                                 OTHER BUSINESS

     The Board of Directors does not know of any business to be brought before the annual meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote the proxy in accordance with his judgment on such matters.

                                          By Order of the Board of Directors,

                                          DARRELL W. CHAMBLISS
                                          SECRETARY

April 1, 2002

    A COPY OF THE COMPANY'S 2001 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE FURNISHED TO STOCKHOLDERS FREE OF CHARGE UPON WRITTEN REQUEST TO THE OFFICE OF THE VICE PRESIDENT -- FINANCE OF THE COMPANY.

                                    EXHIBIT A


                             WASTE CONNECTIONS, INC.
                             2002 SENIOR MANAGEMENT
                              EQUITY INCENTIVE PLAN


1.   PURPOSE.

     The purpose of the Plan is to provide a means for the Company and any Subsidiary, through the grant of Incentive Stock Options and Nonqualified Stock Options to selected Officers and Directors, to attract and retain persons of ability as Officers and Directors, and to motivate such persons to exert their best efforts on behalf of the Company and any Subsidiary.

2.   DEFINITIONS.

     (a)  "BOARD" means the Company's Board of Directors.

     (b)  "CHANGE IN CONTROL" means:

          (i) any reorganization, liquidation or consolidation of the Company, or any merger or other business combination of the Company with any other corporation, other than any such merger or other combination that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction;

          (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

          (iii) any "person" (as defined in Section 13(d) and 14(d) of the Exchange Act) shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company's outstanding voting securities (except that for purposes of this definition, "person" shall not include any person (or any person that controls, is controlled by or is under common control with such person) who as of the date of an Option Agreement owns ten percent (10%) or more of the total voting power represented by the outstanding voting securities of the Company, or a trustee or other fiduciary holding securities under any employee benefit plan of the Company, or a corporation that is owned directly or indirectly by the stockholders of the Company in substantially the same percentage as their ownership of the Company).

     A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     (c) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     (d) "COMMITTEE" means a committee appointed by the Board in accordance with section 4(c) of the Plan.

     (e)  "COMPANY" means Waste Connections, Inc., a Delaware corporation.

     (f) "CONTINUOUS STATUS AS AN OFFICER OR DIRECTOR" means the employment or relationship as a Director is not interrupted or terminated. An interruption or termination shall not be deemed to occur if a person remains employed with the Company following cessation of his or her status as an Officer or Director. The Board, in its sole discretion, may determine whether Continuous Status as an Officer or Director shall be considered interrupted in the case of (i) any leave of absence approved by the Board, including sick leave, military leave or any other personal leave, or (ii) transfers between locations of the Company or between the Company and a Subsidiary or their successors.

     (g)  "DIRECTOR" means a member of the Company's Board.

     (h) "DISABILITY" means permanent and total disability within the meaning of section 422(c)(6) of the Code.

     (i) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Subsidiary of the Company. Neither service as a Director nor receipt of a director's fee from the Company shall be sufficient to constitute "employment" by the Company.

     (j)  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (k) "FAIR MARKET VALUE" means, as of any date, the value of Stock determined as follows:

          (i) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for the Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the market trading day of the date of determination, or, if the date of determination is not a market trading day, the last market trading day prior to the date of determination, in each case as reported in The Wall Street Journal or such other sources as the Board deems reliable;

          (ii) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock on the market trading day of the date of determination, or, if the date of determination is not a market trading day, the last market trading day prior to the date of determination; or

          (iii) In absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

     (l) "INCENTIVE STOCK OPTIONS" means Options that are intended to qualify as incentive stock options within the meaning of section 422 of the Code, subject to the approval requirements of Section 9.

     (m) "NON-EMPLOYEE DIRECTOR" means a Director who satisfies the requirements established from time to time by the Securities and Exchange Commission for non-employee directors under Rule 16b-3.

     (n) "NONQUALIFIED STOCK OPTIONS" means Options that are not intended to qualify as Incentive Stock Options.

     (o)  "OFFICER" means any officer of the Company or a Subsidiary.

     (p) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (q)  "OPTIONEE" means an Officer or Director who holds an outstanding
Option.

     (r) "OPTIONS" means, collectively, Incentive Stock Options and Nonqualified Stock Options.

     (s) "OUTSIDE DIRECTOR" means a member of the Board who satisfies the requirements established from time to time for outside directors under section 162(m) of the Code.

     (t) "PLAN" means this Waste Connections, Inc. 2002 Senior Management Equity Incentive Plan.

     (u) "RULE 16B-3" means Rule 16b-3 under the Exchange Act or any successor to Rule 16b-3, as amended from time to time.

     (v)  "SECURITIES ACT" means the Securities Act of 1933, as amended.

     (w)  "STOCK" means the Common Stock of the Company.

     (x) "SUBSIDIARY" means any corporation that at the time an Option is granted under the Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in section 424(f) of the Code, or any similar provision hereafter enacted.

     (y) "TEN PERCENT SHAREHOLDER" means an individual who, at the time of an Option grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company.

3.   SHARES SUBJECT TO THE PLAN.

     Subject to adjustment as provided in section 6 for changes in Stock, the Stock that may be sold pursuant to Options shall not exceed in the aggregate 3,000,000 shares. Such number of shares shall be reserved for Options (subject to adjustment as provided in section 6). If any Option for any reason terminates, expires or is cancelled without having been exercised in full, the Stock not purchased under such Option shall revert to and again become available for issuance under the Plan.

4.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board or, at the election of the Board, by a Committee, as provided in subsection (b), or, as to certain functions, by an Officer of the Company, as provided in subsection (c). Subject to the Plan, the Board shall:

          (i) determine and designate from time to time those Officers and Directors to whom Options are to be granted, and whether the Options granted will be Incentive Stock Options or Nonqualified Stock Options;

          (ii) authorize the granting of Incentive Stock Options, Nonqualified Stock Options or combinations thereof;

          (iii) determine the number of shares subject to each Option and the Exercise Price of each Option;

          (iv) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period;

          (v) construe and interpret the Plan and the Options, and establish, amend and revoke rules and regulations for the Plan's administration, and correct any defect, omission or inconsistency in the Plan or any Option Agreement in a manner and to the extent it deems necessary or expedient to make the Plan fully effective;

          (vi)   determine the Fair Market Value;

          (vii)  approve forms of agreements for use under the Plan;

          (viii) reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Stock covered by such Option has declined since the date the option was granted; and

          (ix) make such other determinations as it may be authorized to make in the Plan and as it may deem necessary and desirable for the purposes of the Plan.

     (b)  Notwithstanding the foregoing, however:

          (i) no Option shall be granted after the expiration of ten years from the effective date of the Plan specified in section 9 below;

          (ii) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Stock subject to Options that become exercisable for the first time by any Officer during any calendar year under all Incentive Stock Options of the Company and its Subsidiaries shall not exceed $100,000;

          (iii) no Officer or Director who is not an Employee of the Company or a Subsidiary shall be entitled to receive Incentive Stock Options under the Plan;

          (iv) subject to adjustment as provided in Section 6(b), at any such time as Company is a "publicly held corporation" within the meaning of Code
Section 162(m), no Officer or prospective Officer shall be granted Options within any fiscal year of the Company to purchase more than 500,000 shares of Stock. An Option that is cancelled in the same fiscal year of the Company in which it was granted shall continue to be counted against the grant limit for such period.

     (c) The Board may delegate administration of the Plan to a Committee of the Board. The Committee shall consist of not less than three members appointed by the Board. Subject to the foregoing, the Board may from time to time increase the size of the Committee and appoint additional members, remove members (with or without cause) and appoint new members in substitution therefor, or fill vacancies, however caused. If the Board delegates administration of the Plan to a Committee, the Committee shall have the same powers theretofore possessed by the Board with respect to the administration of the Plan (and references in this Plan to the Board shall apply to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

     (d) The Board may delegate administration of sections 4(a)(i) through 4(a)(iii) above to the Chief Executive Officer of the Company; provided, however, that such officer may not issue Options to purchase more than 3,000,000 shares of Stock and may not designate himself or herself or someone who is not an officer as an Optionee.

     (e) Notwithstanding anything in this section 4 to the contrary, so long as a class of the Company's equity securities is registered under section 12 of the Exchange Act, all decisions to grant Options to an Officer or Director shall be made by a Committee comprised solely of two or more Directors, each of whom is both a Non-Employee Director and an Outside Director, or shall be made in another manner that satisfies the requirements of Rule 16b-3 and section 162(m) of the Code, so that (i) transactions between the Company and any Officer or Director relating to such Options may be exempt from section 16(b) of the Exchange Act, and (ii) the grant or exercise of Options is not considered "applicable employee remuneration" as defined in section 162(m) of the Code.

5.   TERMS AND CONDITIONS OF OPTIONS.

     Each Option granted shall be evidenced by an Option Agreement in substantially the form attached hereto as Annex A or Annex B or such other form as may be approved by the Board. Each Option Agreement shall include the following terms and conditions and such other terms and conditions as the Board may deem appropriate:

     (a) OPTION TERM. Each Option Agreement shall specify the term for which the Option thereunder is granted and shall provide that such Option shall expire at the end of such term. The Board may extend such term; provided that, in the case of an Incentive Stock Option, such extension shall not in any way disqualify the Option as an Incentive Stock Option. The term of any Option, including any such extensions, shall not exceed ten years from the date of grant; provided that, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, such term, including extensions, shall not exceed five years from the date of grant.

     (b) EXERCISE PRICE. Each Option Agreement shall specify the exercise price per share, as determined by the Board at the time the Option is granted; provided that the exercise price of an Incentive Stock Option shall be not less than the Fair Market Value, or if granted to a Ten Percent Shareholder, 110 percent of the

Fair Market Value, of one share of Stock on the date the Option is granted, as such Fair Market Value is determined by the Board.

     (c) VESTING. Each Option Agreement shall specify when it is exercisable. The total number of shares of Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not be, equal). An Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period or any prior period as to which the Option shall have become vested but shall not have been fully exercised. An Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board deems appropriate.

     (d) PAYMENT OF PURCHASE PRICE ON EXERCISE. Each Option Agreement shall provide that the purchase price of the shares as to which such Option may be exercised shall be paid to the Company at the time of exercise either (i) in cash, or (ii) in the absolute discretion of the Board (which discretion may be exercised in a particular case without regard to any other case or cases), at the time of the grant or thereafter, (A) by the withholding of shares of Stock issuable on exercise of the Option or the delivery to the Company of other Stock owned by the Optionee, provided in either case that the Optionee has owned shares of Stock equal in number to the shares so withheld for a period sufficient to avoid a charge to the Company's reported earnings, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of Stock) with the person to whom the Option is granted or to whom the Option is transferred pursuant to section 5(e),
(C) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Stock being acquired upon the exercise of the Option, including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System (a "cashless exercise"), or (D) in any other form or combination of forms of legal consideration that may be acceptable to the Board.

     In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement, or if less, the maximum rate permitted by law.

     (e) NONTRANSFERABILITY. An Option shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Optionee during his or her lifetime, whether by operation of law or otherwise, other than by will or the laws of descent and distribution applicable to the Optionee, and shall not be made subject to execution, attachment or similar process; provided that the Board may in its discretion at the time of approval of the grant of an Option or thereafter permit an Optionee to transfer an Option to a trust or other entity established by the Optionee for estate planning purposes, and may permit further transferability or impose conditions or limitations on any permitted transferability. Otherwise, during the lifetime of an Optionee, an Option shall be exercisable only by such Optionee.

     (f) CONDITIONS ON EXERCISE OF OPTIONS AND ISSUANCE OF SHARES.

          (i) SECURITIES LAW COMPLIANCE. The Plan, the grant and exercise of Options thereunder and the obligation of the Company to sell and deliver shares on exercise of Options shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required, in the opinion of the Board. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

          (ii) INVESTMENT REPRESENTATION. The Company may require any Optionee, or any person to whom an Option is transferred, as a condition of exercising such Option, to (A) give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option, and (B) to give written assurances satisfactory to the Company stating that such person is acquiring the Stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall not apply if (1) the issuance of the Stock on the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (2) counsel for the Company determines as to any particular requirement that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, with the advice of its counsel, place such legends on stock certificates issued under the Plan as the Company deems necessary or appropriate to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Stock.

     (g) EXERCISE AFTER DEATH OF OPTIONEE. If an Optionee dies (i) while an Officer or Director, or (ii) within three months after termination of the Optionee's Continuous Status as an Officer or Director because of his or her Disability or retirement, his or her Options may be exercised (to the extent that the Optionee was entitled to do so on the date of death or termination) by the Optionee's estate or by a person who shall have acquired the right to exercise the Options by bequest or inheritance, but only within the period ending on the earlier of (A) one year after the Optionee's death (or such shorter or longer period specified in the Option Agreement, which period shall not be less than six months), or (B) the expiration date specified in the Option Agreement. If, after the Optionee's death, the Optionee's estate or the person who acquired the right to exercise the Optionee's Options does not exercise the Options within the time specified herein, the Options shall terminate and the shares covered by such Options shall revert to and again become available for issuance under the Plan.

     (h) EXERCISE AFTER TERMINATION OF OPTIONEE'S CONTINUOUS STATUS AS AN OFFICER OR DIRECTOR AS A RESULT OF DISABILITY OR RETIREMENT. If an Optionee's Continuous Status as an Officer or Director terminates as a result of the Optionee's Disability or retirement, and the Optionee does not die within the following three months, the Optionee may exercise his or her Options (to the extent that the Optionee was entitled to exercise them on the date of termination), but only within the period ending on the earliest of (i) three months after retirement, in the case of Incentive Stock Options, (ii) six months after Disability, in the case of Incentive Stock Options, (iii) six months after Disability or retirement, in the case of Nonqualified Stock Options (or such longer period specified in the Option Agreement), or (iv) the expiration of the term set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Options within the time specified herein, the Options shall terminate, and the shares covered by such Options shall revert to and again become available for issuance under the Plan.

     (i) NO EXERCISE AFTER TERMINATION OF OPTIONEE'S CONTINUOUS STATUS AS AN OFFICER OR DIRECTOR OTHER THAN AS A RESULT OF DEATH, DISABILITY OR RETIREMENT. If an Optionee's Continuous Status as an Officer or Director terminates other than as a result of the Optionee's death, Disability or retirement, all right of the Optionee to exercise his or her Options shall terminate on the date of termination of such Continuous Status as an Officer or Director. The Options shall terminate on such termination date, and the shares covered by such Options shall revert to and again become available for issuance under the Plan.

     (j) EXCEPTIONS. Notwithstanding subsections (g), (h) and (i) , the Board shall have the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an Option beyond the expiration date of the term of such Option as set forth in the Option Agreement.

     (k) INCENTIVE STOCK OPTIONS. Each Option Agreement that provides for the grant of an Incentive Stock Option shall contain such terms and conditions as the Board determines to be necessary or desirable to qualify such Option as an Incentive Stock Option within the meaning of section 422 of the Code.

     (l) COMPANY'S REPURCHASE RIGHT. Each Option Agreement may, but is not required to, include provisions whereby the Company shall have the right to repurchase any and all shares acquired by an Optionee on exercise of any Option granted under the Plan, at such price and on such other terms and conditions as the Board may approve and as may be set forth in the Option Agreement. Such right shall be exercisable by the Company after termination of an Optionee's Continuous Status as an Officer or Director, whenever such termination may occur and whether such termination is voluntary or involuntary, with cause or without cause, without regard to the reason therefor, if any.

6.   ADJUSTMENTS ON CERTAIN EVENTS.

     (a) CHANGES IN CONTROL. Each Option Agreement shall provide that in the event that the Company is subject to a Change in Control:

          (i) immediately prior thereto all outstanding Options shall be automatically accelerated and become immediately exercisable as to all of the shares of Stock covered thereby, notwithstanding anything to the contrary in the Plan or the Option Agreement; and

          (ii) the Board may, in its discretion, and on such terms and conditions as it deems appropriate, by resolution adopted by the Board or by the terms of any agreement of sale, merger or consolidation giving rise to the Change in Control, provide that, without Optionee's consent, the shares subject to an Option may (A) continue as an immediately exercisable Option of the Company (if the Company is the surviving corporation), (B) be assumed as immediately exercisable Options by the surviving corporation or its parent, (C) be substituted by immediately exercisable options granted by the surviving corporation or its parent with substantially the same terms for the Option, or
(D) be cancelled after payment to Optionee of an amount in cash or other consideration delivered to stockholders of the Company in the transaction resulting in a Change in Control of the Company equal to the total number of shares subject to the Option multiplied by the remainder of (1) the amount per share to be received by holders of the Company's Stock in the sale, merger or consolidation, minus (2) the exercise price per share of the shares subject to the Option.

     (b) ADJUSTMENT OF SHARES. The exercise price shall be subject to adjustment from time to time in the event that the Company shall (i) pay a dividend in, or make a distribution of, shares of Stock (or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Stock), or evidences of indebtedness or other property or assets, on outstanding Stock,
(ii) subdivide the outstanding shares of Stock into a greater number of shares,
(iii) combine the outstanding shares of Stock into a smaller number of shares or
(iv) issue any shares of its capital stock in a reclassification of the Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the resulting corporation). An adjustment made pursuant to this section 6(b) shall, in the case of a dividend or distribution, be made as of the record date therefor and, in the case of a subdivision, combination or reclassification, be made as of the effective date thereof. In any such case, the total number of shares and the number of shares or other units of such other securities purchasable on exercise of the Option immediately prior thereto shall be adjusted so that the Optionee shall be entitled to receive at the same aggregate purchase price the number of shares of Stock and the number of shares or other units of such other securities that the Optionee would have owned or would have been entitled to receive immediately following the occurrence of any of the events described above had the Option been exercised in full immediately prior to the occurrence (or applicable record date) of such event. If, as a result of any adjustment pursuant to this section 6(b), the Optionee shall become entitled to receive shares of two or more classes or series of securities of the Company, the Board shall equitably determine the allocation of the adjusted exercise price between or among shares or other units of such classes or series and shall notify the Optionee of such allocation.

     (c) If at any time, as a result of an adjustment made pursuant to this section 6, the Optionee shall become entitled to receive any shares of capital stock or shares or other units of other securities or property or assets other than Stock, the number of such other shares or units so receivable on any exercise of the Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Stock in this section 6, and the provisions of this Agreement with respect to the shares of Stock shall apply, with necessary changes in points of detail, on like terms to any such other shares or units.

     (d) All calculations under this section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue any fractional share on any exercise of the Option.

7.   AMENDMENT OF THE PLAN.

     (a) The Board may from time to time amend or modify the Plan for any reason; provided that the Company will seek shareholder approval for any change if and to the extent required by applicable law, regulation or rule.

     (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to cause the Plan or Incentive Stock Options to comply therewith.

     (c) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment, unless the Optionee consents in writing.

8.   TERMINATION OR SUSPENSION OF THE PLAN.

     The Board may suspend or terminate the Plan at any time for any reason. Unless sooner terminated, the Plan shall terminate on the day prior to the tenth anniversary of the earlier of the date the Plan is adopted by the Board or the date the Plan is approved by the Company's shareholders. No Options may be granted under the Plan while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the written consent of the Optionee.

9.   EFFECTIVE DATE OF THE PLAN.

     The effective date of the Plan shall be determined by the Board. Except as provided in the next sentence, Incentive Stock Options shall not be issued under the Plan unless at the time of such issuance the Code requires approval of the Plan by the shareholders of the Company holding not less than the majority of the shares present and voting at an annual or special meeting or by written consent specified in the Code and the Plan is so approved. Notwithstanding the foregoing, Incentive Stock Options may be granted by the Board as provided herein within twelve months of the expected date on which such meeting is to be held or such written consents solicited subject to such subsequent shareholder approval. Options may be issued to an Officer or Director at any time, but shall not be exercisable prior to shareholder approval of the Plan pursuant to Rule 4350(i) of the National Association of Securities Dealers, Inc.'s Qualification Requirements for NASDAQ Stock Market Securities; provided, however, that Options may be issued to any person not previously employed by the Company and may be exercisable at any time, as an inducement essential to the individual's entering into an employment contract with the Company as an Officer.

10.  WITHHOLDING TAXES.

     Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Stock shall be valued on the date the withholding obligation is incurred.

11.  NO RIGHTS AS SHAREHOLDER.

     No Optionee, as such, shall have any rights as a shareholder of the Company.

12.  NO RIGHTS TO CONTINUED EMPLOYMENT OR ENGAGEMENT.

     The Plan and any Options granted under the Plan shall not confer on any Optionee any right with respect to continuation of employment by the Company or any Subsidiary or engagement as a Director, nor shall they interfere in any way with the right of the Company or any Subsidiary that employs or engages an Optionee to terminate the Optionee's employment or engagement at any time.

13.  COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT.

     So long as a class of the Company's equity securities is registered under section 12 of the Exchange Act, the Company intends that the Plan shall comply in all respects with Rule 16b-3. If during such time any provision of this Plan is found not to be in compliance with Rule 16b-3, that provision shall be deemed to have been amended or deleted as and to the extent necessary to comply with Rule 16b-3, and the remaining provisions of the Plan shall continue in full force and effect without change. All transactions under the Plan during such time shall be executed in accordance with the requirements of section 16 of the Exchange Act and the applicable regulations promulgated thereunder.

14.  INDEMNIFICATION.

     In addition to such other rights of indemnification as they may have as Directors or Officers, Directors and Officers to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

                             WASTE CONNECTIONS, INC.
                          620 COOLIDGE DRIVE, SUITE 350
                            FOLSOM, CALIFORNIA 95630

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 16, 2002

     The undersigned holder of Common Stock of Waste Connections, Inc. ("WCI") acknowledges receipt of WCI's Proxy Statement dated April 1, 2002, and Annual Report to Stockholders for 2001. The undersigned revokes all prior proxies and appoints Ronald J. Mittelstaedt and Steven F. Bouck, and each of them, individually and with full powers of substitution and resubstitution, proxies for the undersigned to vote all shares of WCI Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 16, 2002 at 10:00 A.M., Pacific Time, at the Sheraton Grand Sacramento, 1230 J Street, Sacramento, CA 95814, and any adjournment thereof, as designated on the reverse side of this Proxy Card.

THIS PROXY WILL BE VOTED ACCORDING TO THE SPECIFICATIONS YOU MAKE BELOW. IF YOU DO NOT SPECIFY BELOW BUT YOU DO SIGN AND DATE THIS PROXY CARD, THIS PROXY WILL BE VOTED FOR THE PROPOSALS REFERRED TO IN (1) AND (2) BELOW, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          (CONTINUED FROM FACE OF CARD)

[X] Please mark your votes as in this example.

THE WCI BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1.

1.   ELECTION OF DIRECTORS. Election of the following nominees as a director:

     Eugene V. Dupreau

     [ ]  FOR                         [ ]  WITHHOLD AUTHORITY

     Robert H. Davis

     [ ]  FOR                         [ ]  WITHHOLD AUTHORITY


THE WCI BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

2. Adoption of the 2002 Senior Management Equity Incentive Plan to reserve for issuance 3,000,000 shares of common stock through the grant of incentive stock options and nonqualified stock options to selected officers and directors.

     [ ]  FOR                 [ ]  AGAINST            [ ]  ABSTAIN

THE WCI BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

3. Ratification of Appointment of Ernst & Young LLP as independent accountants.

     [ ]  FOR                 [ ]  AGAINST            [ ]  ABSTAIN

4. OTHER BUSINESS. To transact such other matters as may properly come before the special meeting or any adjournments thereof.

     [ ]  AUTHORIZED                           [ ]  NOT AUTHORIZED

If you plan to attend the Annual Meeting of Stockholders, please mark the following box and promptly return this Proxy Card. [ ]

                                        DATED:                            , 2002
                                              ----------------------------

                                        ----------------------------------------
                                        SIGNATURE OF STOCKHOLDER

                                        ----------------------------------------
                                        TITLE, IF ANY

                                        ----------------------------------------
                                        SIGNATURE OF STOCKHOLDER IF HELD JOINTLY

                                        ----------------------------------------
                                        TITLE, IF ANY


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



PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS PROXY CARD. IF YOU HOLD SHARES JOINTLY, EACH STOCKHOLDER SHOULD SIGN. IF YOU SIGN AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE.

IF THE SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY THE PRESIDENT OR AN AUTHORIZED OFFICER. IF THE SIGNER IS A PARTNERSHIP, PLEASE SIGN THE FULL PARTNERSHIP NAME BY AN AUTHORIZED PERSON. PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED POSTAGE-PAID ENVELOPE.















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